AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 1997
                                                     REGISTRATION NO. 333-20231
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                               SCANSOURCE, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

     SOUTH CAROLINA                  5045                57-0965380
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)IDENTIFICATION NO.)
    INCORPORATION OR
     ORGANIZATION)

                            6 LOGUE COURT, SUITE G
                       GREENVILLE, SOUTH CAROLINA 29615
                                (864) 288-2432
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               JEFFERY A. BRYSON
                            CHIEF FINANCIAL OFFICER
                            6 LOGUE COURT, SUITE G
                       GREENVILLE, SOUTH CAROLINA 29615
                                (864) 288-2432
      (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
                        AREA CODE OF AGENT FOR SERVICE)

                               ----------------
                                  COPIES TO:
          G. MARCUS KNIGHT                          J. VAUGHAN CURTIS
 NEXSEN PRUET JACOBS & POLLARD, LLP                   ALSTON & BIRD
        FIRST UNION BUILDING                       ONE ATLANTIC CENTER
    1441 MAIN STREET, SUITE 1500               1201 WEST PEACHTREE STREET
   COLUMBIA, SOUTH CAROLINA 29201                ATLANTA, GA 30309-3424
       PHONE: (803) 253-8245                      PHONE: (404) 881-7000
     FACSIMILE: (803) 253-8277                  FACSIMILE: (404) 881-7777
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering: [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the registration statement number of the earlier effective registration statement for the same offering: [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

-------------------------------------------------------------------------------

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

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities being registered, all of which will be paid by the Registrant, are as follows:

   SEC Registration Fee............................................... $ 11,675
   NASD Filing Fee....................................................    4,353
   Nasdaq NMS Listing Fee.............................................   17,500
   Printing and Engraving Expenses....................................  115,000*
   Legal Fees and Expenses............................................   90,000*
   Accounting Fees and Expenses.......................................   50,000*
   Blue Sky Fees and Expenses.........................................   10,000*
   Transfer Agent and Registrar Fees and Expenses.....................   12,000*
   Miscellaneous Expenses.............................................   89,472*
                                                                       --------
   Total.............................................................. $400,000
                                                                       ========

--------
Estimated*

ITEM 14.INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Except as hereinafter set forth, there is no statute, charter provision, bylaw, contract or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against liability which such person may incur in such person's capacity as such.

  Section 33-8-500 et seq. of the South Carolina Business Corporation Act of 1988, as amended (the "South Carolina Act"), provides the Registrant with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes and mandates the indemnification of the Registrant's directors under certain circumstances. The Registrant's Bylaws also provide the Registrant with the power and authority to the fullest extent legally permissible under the South Carolina Act to indemnify its directors and officers, persons serving at the request of the Registrant or for its benefit as directors or officers of another corporation and persons serving as the Registrant's employees, representatives or agents in certain circumstances. Pursuant to such authority and Bylaws provisions, the Registrant may advance expenses or purchase insurance against certain liabilities that may be incurred by it and its officers and directors. Reference is also made to the discussion in the Prospectus under the caption "Description of Capital Stock--Certain Provisions of Articles and Bylaws."

  The Registrant's Amended and Restated Articles of Incorporation contain a provision which eliminates, to the fullest extent permitted by law, director liability for monetary damages for breaches of the fiduciary duty of care or other duties as a director.

ITEM 15.RECENT SALES OF UNREGISTERED SECURITIES.

  During the period since the incorporation of the Registrant in December 1992, the securities identified below were issued by the Registrant without registration under the Securities Act. On December 10, 1992, shortly following its incorporation, the Registrant issued shares of common stock and preferred stock to the following shareholders for cash consideration of $1.00 per share of preferred stock and $0.01 per share of common stock, plus the execution by each of the undersigned (except Datascan Corporation) of a guarantee of a portion of the Registrant's obligation to Gates/Arrow Distributing, Inc. (formerly Gates/FA Distributing, Inc.) ("Gates").

                                             NUMBER OF SHARES  NUMBER OF SHARES
SHAREHOLDER                                  OF COMMON STOCK  OF PREFERRED STOCK
-----------                                  ---------------- ------------------
Datascan Corporation........................      50,000                --
Dennis Gates................................          --            90,000
Carl Krezdorn...............................          --            16,667
Irwin Lieber................................          --            50,000
Steven H. Owings............................     200,000           100,000
Eli Oxenhorn................................          --           100,000
Steve Roberson..............................          --            16,666
Janet K. Rollins............................          --            10,000
Ronald A. Seitz.............................          --            16,667
Woodland Partners...........................          --           100,000

  All of the shares listed above were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act"). In August 1993, the Registrant repurchased the 50,000 shares of its common stock held by Datascan Corporation for $2.00 per share.

  In December 1992, in connection with its engagement of Gates to provide various product handling, systems integration, credit line and accounts payable functions, the Registrant issued to Gates options to purchase 250,000 shares of the Registrant's common stock at an exercise price of $1.50 per share. In December 1993, Gates exercised such option and acquired 250,000 shares of the Registrant's common stock for an aggregate purchase price of $375,000. Such options and the shares issued upon their exercise were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. In March 1996, the Registrant repurchased the 250,000 shares of its common stock held by Gates for $3.50 per share.

  In April 1993, the Registrant issued 52,630 shares of its common stock to Michael T. Hill in connection with the acquisition by the Registrant of the assets of Alpha Data Systems, Inc. All of such shares were issued pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

  In September 1993, in connection with services rendered and to be rendered in connection with participation on the Strategic Planning Committee of the Board of Directors of the Registrant, the Registrant authorized the issuance of warrants to purchase 50,000 shares of the Registrant's common stock at an exercise price of $2.00 per share to each of Barry Rubenstein and Eli Oxenhorn. At the direction of Mr. Rubenstein and Mr. Oxenhorn, such warrants to purchase an aggregate of 100,000 shares of common stock were issued to Rev-Wood Merchant Partners, a general partnership of which Mr. Rubenstein and Mr. Oxenhorn are the sole general partners. Subsequently, such warrants were reissued as warrants for 50,000 shares to each of Mr. Rubenstein and Mr. Oxenhorn on the same terms. Such warrants were issued and reissued pursuant to the exemption from registration contained in 4(2) of the Securities Act, and all shares under such warrants were registered on Form S-8 filed March 21, 1996.

  In January 1994, the Registrant issued one share of its common stock in exchange for each share of its preferred stock still held of record by each of the persons to whom shares of such preferred stock were originally issued in December 1992 as listed above. Such shares of common stock were issued in exchange for such shares of preferred stock pursuant to the exemption from registration contained in Section 3(a)(9) of the Securities Act.

ITEM 16(A). EXHIBITS.

 EXHIBIT
 NUMBER      DESCRIPTION
 -------     -----------
 1*      -   Form of Underwriting Agreement.
 3.1     -   Amended and Restated Articles of Incorporation of the Registrant.
             (Incorporated by Reference to Exhibit 3.1 to Registrant's Form SB-
             2 filed with the Commission on February 7, 1994, Registration No.
             33-75026-A).
 3.2     -   Bylaws of the Registrant (Incorporated by Reference to Exhibit 3.2
             to Registrant's Form SB-2 filed with the Commission on February 7,
             1994, Registration No. 33-75026-A).
 4.1     -   Form of Common Stock Certificate (Incorporated by Reference to
             Exhibit 4.1 to Registrant's Form SB-2 filed with the Commission on
             February 7, 1994, Registration No. 33-75026-A).
 5*      -   Opinion of Nexsen Pruet Jacobs & Pollard, LLP.
 10.9    -   Stock Option Agreement dated July 1, 1993 covering stock options issued to Michael L. Baur. (Incorporated by Reference to Exhibit
             10.9 to the Registrant's Form SB-2 filed with the Commission on
             February 7, 1994, Registration No. 33-75026-A).
 10.10*  -   1993 Incentive Stock Option Plan (As Amended) of the Registrant
             and Form of Stock Option Agreement.
 10.11   -   1994 Stock Option Plan for Outside Directors of the Registrant and
             Form of Stock Option Agreement. (Incorporated by Reference to
             Exhibit 10.11 to the Registrant's Form SB-2 filed with the
             Commission on February 7, 1994, Registration No. 33-75026-A).
 10.13   -   Stock Option Agreement dated December 30, 1993 covering stock options issued to Irwin Lieber. (Incorporated by Reference to
             Exhibit 10.13 to the Registrant's Form SB-2 filed with the
             Commission on February 7, 1994, Registration No. 33-75026-A).
 10.18   -   Agreement to Terminate Distribution Services dated June 24, 1994 between the Registrant and Gates/FA Distributing, Inc.
             (Incorporated by Reference to Exhibit 99.1 to Registrant's Form 8-
             K filed with the Commission on June 6, 1994).
 10.19   -   Stock Option Agreement dated September 1, 1995 between Globelle,
             Inc., the Registrant, and Dennis Gates. (Incorporated by reference to Exhibit 10.19 to the Registrant's Form 10-KSB for the fiscal year ended June 30, 1996).
 10.20   -   Letter agreement dated September 1, 1995 between the Registrant and Transition Marketing, Inc. (Incorporated by reference to
             Exhibit 10.20 to the Registrant's Form 10-KSB for the fiscal year ended June 30, 1996).
 10.21   -   Software License Agreement dated April 18, 1995 between the
             Registrant and Technology Marketing Group, Inc. d/b/a Globelle,
             including letter agreement dated November 22, 1995 between the parties with respect to stock options. (Incorporated by reference to Exhibit 10.21 to the Registrant's registration statement on
             Form S-3 filed with the Commission on December 29, 1995,
             Registration No. 33-81043).
 10.22   -   Schedule of Material Details of Unit Purchase Option Agreements
             dated March 18, 1994, between the Registrant and each of David M.
             Nussbaum, Robert Gladstone, Roger Gladstone, and Richard
             Buonocoure, including form of letter agreement dated February 7,
             1997 between the parties (Form of Unit Purchase Option Agreement incorporated by reference to Exhibit 4.3 to the Registrant's Form
             SB-2 filed with the Commission on March 2, 1994, Registration No.
             33-75026-A).
 10.23*  -   Stock Warrant dated November 29, 1995 from the Registrant to Eli
             Oxenhorn.
 10.24*  -   Stock Warrant dated November 29, 1995 from the Registrant to Barry
             Rubenstein.
 10.25** -   Agreement for Wholesale Financing (Security Agreement) dated April
             8, 1996 between the Registrant and IBM Credit Corporation, including letter agreement dated April 17, 1996 between the parties.
 10.26*  -   Intercreditor Agreement dated April 8, 1996 among the Registrant,
             IBM Credit Corporation, and Branch Banking and Trust Company.
 10.27*  -   Loan and Security Agreement dated November 25, 1996 between the
             Registrant and Branch Banking and Trust Company.
 10.28*  -   Employment Agreement dated as of January 1, 1997 between the
             Registrant and Steven H. Owings.

 EXHIBIT
 NUMBER       DESCRIPTION
 -------      -----------
 10.29*   -   Employment Agreement dated as of January 1, 1997 between the
              Registrant and Michael L. Baur.
 10.30*   -   Employment Agreement dated as of January 1, 1997 between the
              Registrant and Jeffery A. Bryson.
 10.31*   -   Stock Option Agreement dated July 18, 1996 covering stock options granted to Steven R. Fischer.
 10.32*   -   Stock Option Agreement dated July 18, 1996 covering stock options granted to James G. Foody.
 10.33*   -   Stock Option Agreement dated December 3, 1996 covering stock options granted to Steven H. Owings.
 10.34*   -   Stock Option Agreement dated December 3, 1996 covering stock options granted to Michael L. Baur.
 10.35**  -   Distribution Agreement dated October 1, 1994 between the
              Registrant and Symbol Technologies, Inc.

 10.36*** -   Distribution Agreement dated January 1, 1996 between the
              Registrant and IBM Corporation.
 10.37*   -   Stock Option Agreement dated January 17, 1997 covering options granted to Steven H. Owings.
 10.38*   -   Stock Option Agreement dated January 17, 1997 covering options granted to Michael L. Baur.
 10.39*   -   Stock Option Agreement dated January 17, 1997 covering options granted to Jeffery A. Bryson.
 11*      -   Statement Re: Computation of Per Share Earnings.
 23.1     -   Consent of KPMG Peat Marwick LLP.
 23.2*    -   Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5).
 27*      -   Financial Data Schedule.

--------
* Previously filed.
** Previously filed. Confidential Treatment pursuant to 17 CFR (S)(S) 200.80,
200.83 and 230.406 and 5 USC (S) 502 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

*** Revised Exhibit filed herewith. Confidential Treatment pursuant to 17 CFR
(S)(S) 200.80, 200.83 and 230.406 and 5 USC (S) 502 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

ITEM 16(B).

FINANCIAL STATEMENTS SCHEDULES.

  Not Applicable.

ITEM 17.

UNDERTAKINGS.

  (a) Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 24 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (b) The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on February 28, 1997.

                                          SCANSOURCE, INC.

                                                  /s/ Steven H. Owings
                                          By: _________________________________
                                                     STEVEN H. OWINGS
                                              CHAIRMAN OF THE BOARD AND CHIEF
                                                     EXECUTIVE OFFICER



  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated.


             SIGNATURES                        TITLE                 DATE

        /s/ Steven H. Owings           Chairman of the        February 28, 1997
-------------------------------------   Board, Chief
          STEVEN H. OWINGS              Executive Officer,
                                        and Director
                                        (principal
                                        executive officer)

        /s/ Jeffery A. Bryson          Chief Financial        February 28, 1997
-------------------------------------   Officer and
          JEFFERY A. BRYSON             Treasurer
                                        (principal
                                        financial and
                                        accounting officer)

                  *                    President and
-------------------------------------   Director              February 28, 1997
           MICHAEL L. BAUR

                  *                    Director
-------------------------------------                         February 28, 1997
          STEVEN R. FISCHER

                  *                    Director
-------------------------------------                         February 28, 1997
           JAMES G. FOODY

         /s/ Steven H. Owings
-------------------------------------                         February 28, 1997
       * BY: STEVEN H. OWINGS
(AS ATTORNEY-IN-FACT FOR EACH OF THE
         PERSONS INDICATED)

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER       DESCRIPTION
 -------      -----------
 1*       -   Form of Underwriting Agreement.
 3.1      -   Amended and Restated Articles of Incorporation of the
              Registrant. (Incorporated by Reference to Exhibit 3.1 to
              Registrant's Form SB-2 filed with the Commission on
              February 7, 1994, Registration No. 33-75026-A).
 3.2      -   Bylaws of the Registrant (Incorporated by Reference to
              Exhibit 3.2 to Registrant's Form SB-2 filed with the
              Commission on February 7, 1994, Registration No. 33-75026-
              A).
 4.1      -   Form of Common Stock Certificate (Incorporated by Reference
              to Exhibit 4.1 to Registrant's Form SB-2 filed with the
              Commission on February 7, 1994, Registration No. 33-75026-
              A).
 5*       -   Opinion of Nexsen Pruet Jacobs & Pollard, LLP.
 10.9     -   Stock Option Agreement dated July 1, 1993 covering stock
              options issued to Michael L. Baur. (Incorporated by
              Reference to Exhibit 10.9 to the Registrant's Form SB-2
              filed with the Commission on February 7, 1994, Registration
              No. 33-75026-A).
 10.10*   -   1993 Incentive Stock Option Plan (As Amended) of the
              Registrant and Form of Stock Option Agreement.
 10.11    -   1994 Stock Option Plan for Outside Directors of the
              Registrant and Form of Stock Option Agreement.
              (Incorporated by Reference to Exhibit 10.11 to the
              Registrant's Form SB-2 filed with the Commission on
              February 7, 1994, Registration No. 33-75026-A).
 10.13    -   Stock Option Agreement dated December 30, 1993 covering
              stock options issued to Irwin Lieber. (Incorporated by
              Reference to Exhibit 10.13 to the Registrant's Form SB-2
              filed with the Commission on February 7, 1994, Registration
              No. 33-75026-A).
 10.18    -   Agreement to Terminate Distribution Services dated June 24,
              1994 between the Registrant and Gates/FA Distributing, Inc.
              (Incorporated by Reference to Exhibit 99.1 to Registrant's
              Form 8-K filed with the Commission on June 6, 1994).
 10.19    -   Stock Option Agreement dated September 1, 1995 between
              Globelle Corporation, the Registrant, and Dennis Gates.
              (Incorporated by reference to Exhibit 10.19 to the
              Registrant's Form 10-KSB for the fiscal year ended June 30,
              1996).
 10.20    -   Letter agreement dated September 1, 1995 between the
              Registrant and Transition Marketing, Inc. (Incorporated by
              reference to Exhibit 10.20 to the Registrant's Form 10-KSB for the fiscal year ended June 30, 1996).
 10.21    -   Software License Agreement dated April 18, 1995 between the
              Registrant and Technology Marketing Group, Inc. d/b/a
              Globelle, including letter agreement dated November 22,
              1995 between the parties with respect to stock options.
              (Incorporated by reference to Exhibit 10.21 to the
              Registrant's registration statement on Form S-3 filed with the Commission on December 29, 1995, Registration No. 33-
              81043).
 10.22    -   Schedule of Material Details of Unit Purchase Option
              Agreements dated March 18, 1994, between the Registrant and each of David M. Nussbaum, Robert Gladstone, Roger
              Gladstone, and Richard Buonocoure, including form of letter agreement dated February 7, 1997 between the parties (Form of Unit Purchase Option Agreement incorporated by reference to Exhibit 4.3 to the Registrant's Form SB-2 filed with the
              Commission on March 2, 1994, Registration No. 33-75026-A).
 10.23*   -   Stock Warrant dated November 29, 1995 from the Registrant
              to Eli Oxenhorn.
 10.24*   -   Stock Warrant dated November 29, 1995 from the Registrant
              to Barry Rubenstein.
 10.25**  -   Agreement for Wholesale Financing (Security Agreement)
              dated April 8, 1996 between the Registrant and IBM Credit
              Corporation, including letter agreement dated April 17,
              1996 between the parties.
 10.26*   -   Intercreditor Agreement dated April 8, 1996 among the
              Registrant, IBM Credit Corporation, and Branch Banking and
              Trust Company.

 EXHIBIT
 NUMBER       DESCRIPTION
 -------      -----------
 10.27*   -   Loan and Security Agreement dated November 25, 1996 between the Registrant and Branch Banking and Trust Company.
 10.28*   -   Employment Agreement dated as of January 1, 1997 between
              the Registrant and Steven H. Owings.
 10.29*   -   Employment Agreement dated as of January 1, 1997 between
              the Registrant and Michael L. Baur.
 10.30*   -   Employment Agreement dated as of January 1, 1997 between
              the Registrant and Jeffery A. Bryson.
 10.31*   -   Stock Option Agreement dated July 18, 1996 covering stock
              options granted to Steven R. Fischer.
 10.32*   -   Stock Option Agreement dated July 18, 1996 covering stock
              options granted to James G. Foody.
 10.33*   -   Stock Option Agreement dated December 3, 1996 covering
              stock options granted to Steven H. Owings.
 10.34*   -   Stock Option Agreement dated December 3, 1996 covering
              stock options granted to Michael L. Baur.
 10.35**  -   Distribution Agreement dated October 1, 1994 between the
              Registrant and Symbol Technologies, Inc.

 10.36*** -   Distribution Agreement dated January 1, 1996 between the
              Registrant and IBM Corporation.
 10.37*   -   Stock Option Agreement dated January 17, 1997 covering
              options granted to Steven H. Owings.
 10.38*   -   Stock Option Agreement dated January 17, 1997 covering
              options granted to Michael L. Baur.
 10.39*   -   Stock Option Agreement dated January 17, 1997 covering
              options granted to Jeffrey A. Bryson.
 11*      -   Statement Re: Computation of Per Share Earnings.
 23.1     -   Consent of KPMG Peat Marwick LLP.
 23.2*    -   Consent of Nexsen Pruet Jacobs & Pollard, LLP (included in their opinion filed as Exhibit 5).
 27*      -   Financial Data Schedule.

--------
* Previously filed.

** Previously filed. Confidential Treatment pursuant to 17 CFR (S)(S) 200.80,
200.83 and 230.406 and 5 USC (S) 502 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.

*** Revised Exhibit filed herewith. Confidential Treatment pursuant to 17 CFR
(S)(S) 200.80, 200.83 and 230.406 and 5 USC (S) 502 has been requested regarding certain portions of the indicated Exhibit, which portions have been filed separately with the Commission.